                                                                   EXHIBIT 10.43
                                                                   -------------
                          EX-10.43-Material Contract

                                 OFFICE LEASE
                                 ------------

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                            AGBRI MISSION, L.L.C.,
                     a Delaware limited liability company


                                 as Landlord,

                                      and


                        VENTURE CATALYST INCORPORATED,
                              a Utah corporation

                                   as Tenant

                                   --Page 1

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                      SUMMARY OF BASIC LEASE INFORMATION
                      ----------------------------------

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (the "Office Lease") which pertains to the "Project," as that term is defined in the Office Lease, commonly known as "Mission Valley Financial Center" located in San Diego, California. This Summary and the Office Lease are collectively referred to herein as the "Lease". Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

     TERMS OF LEASE
(References are to the Office Lease)         DESCRIPTION
------------------------------------         -----------

1.   Date:                              5-23, 2001

2.   Landlord:                          AGBRI MISSION, L.L.C.,
                                        a Delaware limited liability company
                                        c/o Mr. Marc Brutten
                                        The Shidler Group
                                        4660 La Jolla Village Drive, Suite 800
                                        San Diego, CA 92122

3.   Tenant:                            VENTURE CATALYST INCORPORATED,
                                        a Utah corporation
                                        16868 Via Del Campo Court
                                        Suite 200
                                        San Diego, 92127

4.   Premises (Article 1).
     4.1  Building Address:             591 Camino De La Reina
                                        San Diego, California 92108.

     4.2  Premises:                     1,487 rentable square feet of space
                                        located in Suite 418 on the forth (4th)
                                        floor of the Building, as further set
                                        forth in Exhibit A to the Office Lease.

5.   Lease Term (Article 2).

     5.1  Length of Term:               Thirty-Six (36) months.

     5.2  Option Term(s):               None.

     5.3  Lease Commencement            The Lease Commencement Date shall occur
          Date:                         as set forth in Article 2 of the Office
                                        Lease. The Lease Commencement Date is
                                        anticipated to be June 1, 2001.

5.4  Lease Expiration Date:             The last day of the month in which the
                                        third (3/rd/) anniversary of the Lease
                                        Commencement Date occurs.

                                      (i)

6.   Base Rent (Article 3):

                                         Monthly        Monthly Rental Rate
                                     Installment of         Per Rentable
    Lease Year    Annual Base Rent      Base Rent           Square Foot
----------------  ----------------  ----------------   ---------------------
         1          $34,795.80          $2,899.65              $1.95
         2          $36,580.20          $2,899.35              $2.05
         3          $38,364.60          $3,197.05              $2.15

7.   Additional Rent (Article 4).

     7.1   Base Expenses:          For all Project Expenses other than
                                   utilities, "Base Expenses" shall mean the amount of such expenses incurred in the calendar year 2001 ("Base Year"). For the portion of Project Expenses attributable to utilities, "Base Expenses" shall mean all utility expenses equal to $2.04 per rentable square foot per annum.

     7.2  Tenant's Share:          0.872% (1,487 rentable square feet within
                                   the Premises multiplied by 100 divided by 170,537 rentable square feet within the Building).

8.   Security Deposit (Article
     21):                          $3,197.05

9.   Guarantor(s) (Article 21):    None.

10.  Parking Pass Ratio            Three (3)parking passes for every 1,000
     (Article 28):                 rentable square feet of the Premises (five
                                   (5) passes). Such parking passes shall permit
                                   Tenant and its employees to use, on a
                                   nonexclusive, as available basis, together with other tenants and their respective employees, any undesignated, unreserved spaces available in such parking areas from time to time.

11.  Broker(s) (Section 29.18):    Jim Laing of Burnham Real Estate Services,
                                   representing Landlord.

12.  Address of Tenant             VENTURE CATALYST INCORPORATED
     Section 29.13):               16868 Via Del Campo Court
                                   Suite 200
                                   San Diego, CA 92127
                                   Attention: Kevin McIntosh
                                   (Prior to Lease Commencement Date)

                                                         and

                                   591 Camino De La Reina, Suite 418
                                   San Diego, California 92108
                                   Attention: Kevin McIntosh
                                   (After Lease Commencement Date)

13.  Tenant Improvement            None.
     Allowance (Exhibit E):

                                     (ii)

      The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

      "LANDLORD":                 AGBRI MISSION, L.L.C.,
                                  a Delaware limited liability company

                                  By:   Shidler West Investment Corporation,
                                        a Delaware corporation
                                  Its:  Authorized Agent

                                        By: /s/ Jim Ingebritz
                                            ----------------------------------
                                            Name: Jim Ingebritz
                                                 -----------------------------
                                            Title:   CFO
                                                  ----------------------------

      "TENANT":                   VENTURE CATALYST INCORPORATED,
                                  a Utah corporation

                                  By:   /s/ Kevin McIntosh
                                        --------------------------------------
                                        Name:  KEVIN McINTOSH
                                              --------------------------------
                                        Title: SENIOR VICE PRESIDENT & CFO
                                               ---------------------------

                                  By:   /s/ Glenn Smith
                                        --------------------------------------
                                        Name:  GLENN SMITH
                                               -------------------------------
                                        Title: EXECUTIVE VICE PRESIDENT
                                               -------------------------------

                                     (iii)

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE          SUBJECT MATTER                                         PAGE
-------          --------------                                         ----
ARTICLE 1      PREMISES, BUILDING, PROJECT, AND COMMON AREAS............  1
ARTICLE 2      LEASE TERM...............................................  2
ARTICLE 3      BASE RENT................................................  4
ARTICLE 4      ADDITIONAL RENT..........................................  4
ARTICLE 5      USE OF PREMISES..........................................  8
ARTICLE 6      SERVICES AND UTILITIES...................................  8
ARTICLE 7      REPAIRS..................................................  9
ARTICLE 8      ADDITIONS AND ALTERATIONS................................  9
ARTICLE 9      COVENANT AGAINST LIENS................................... 11
ARTICLE 10     INSURANCE................................................ 11
ARTICLE 11     DAMAGE AND DESTRUCTION................................... 15
ARTICLE 12     NONWAIVER................................................ 16
ARTICLE 13     CONDEMNATION ............................................ 16
ARTICLE 14     ASSIGNMENT AND SUBLETTING................................ 17
ARTICLE 15     SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES......... 20
ARTICLE 16     HOLDING OVER............................................. 21
ARTICLE 17     ESTOPPEL CERTIFICATES.................................... 21
ARTICLE 18     SUBORDINATION............................................ 21
ARTICLE 19     DEFAULTS; REMEDIES....................................... 22
ARTICLE 20     COVENANT OF QUIET ENJOYMENT.............................. 23
ARTICLE 21     SECURITY DEPOSIT AND GUARANTY............................ 24
ARTICLE 22     SUBSTITUTION OF OTHER PREMISES........................... 24
ARTICLE 23     SIGNS.................................................... 24
ARTICLE 24     COMPLIANCE WITH LAW...................................... 25
ARTICLE 25     LATE CHARGES............................................. 25
ARTICLE 26     LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT..... 25
ARTICLE 27     ENTRY BY LANDLORD........................................ 26
ARTICLE 28     TENANT PARKING........................................... 26

                                     (iv)

ARTICLE 29  MISCELLANEOUS PROVISIONS.......................... 27

EXHIBIT A   OUTLINE OF FLOOR PLAN OF PREMISES
EXHIBIT B   NOTICE OF LEASE TERM DATES
EXHIBIT C   RULES AND REGULATIONS
EXHIBIT D   FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT E   TENANT WORK LETTER

                                      (v)

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                            INDEX OF DEFINED TERMS
                            ----------------------


Additional Rent.......................................................         4
Alterations...........................................................         9
Approved Working Drawings............................................. Exhibit E
Architect............................................................. Exhibit E
Arroyo Parkway Plaza..................................................         1
Base Expenses.........................................................         4
Base Rent.............................................................         4
Base, Shell, and Core................................................. Exhibit E
Brokers...............................................................        29
Building..............................................................         1
Building Common Areas.................................................         1
Child Care Facilities.................................................        27
Child Care Provider...................................................        27
Common Areas..........................................................         1
Construction Drawings................................................. Exhibit E
Contractor............................................................ Exhibit E
Cost Pools............................................................         5
Cost Proposal......................................................... Exhibit E
Cost Proposal Delivery Date........................................... Exhibit E
Engineers............................................................. Exhibit E
Estimate..............................................................         7
Estimate Statement....................................................         7
Estimated Excess......................................................         7
Excess................................................................         6
Expense Year..........................................................         4
Final Space Plan...................................................... Exhibit E
Final Working Drawings................................................ Exhibit E
Force Majeure.........................................................        28
Hazardous Material....................................................        29
Holidays..............................................................         8
Interest Notice.......................................................         2
Landlord..............................................................         1
Landlord Parties......................................................        11
Landlord Supervision Fee.............................................. Exhibit E
Landlord Work......................................................... Exhibit E
Lease.................................................................         1
Lease Commencement Date...............................................         2
Lease Expiration Date.................................................         2
Lease Term............................................................         2
Lease Year............................................................         2
Notices...............................................................        28
Operating Expenses....................................................         4
Option Notice.........................................................         2
Option Rent...........................................................         2
Option Rent Notice....................................................         3
Option Term...........................................................         2
Original Tenant.......................................................         2
Other Improvements....................................................        30
Outside Agreement Date................................................         3
Over-Allowance Amount................................................. Exhibit E
Partial Cost Proposal................................................. Exhibit E
Permits............................................................... Exhibit E
Plans................................................................. Exhibit E
Premises..............................................................         1
Project...............................................................         1
Project Common Areas..................................................         1
Project Expenses......................................................         5
Proposition 13........................................................         6
Rent..................................................................         4
Security Deposit......................................................        23
Specifications........................................................ Exhibit E
Standard Improvement Package.......................................... Exhibit E
Statement.............................................................         7
Structural Items...................................................... Exhibit E
Structural Permits.................................................... Exhibit E
Subject Space.........................................................        17

                                     (vi)

Subleasing Costs..............................................           18
Substantial Completion........................................            2
Summary.......................................................            1
Tax Expenses..................................................            5
Tenant........................................................            1
Tenant Delays.................................................    Exhibit E
Tenant Improvement Allowance..................................    Exhibit E
Tenant Improvement Allowance Items............................    Exhibit E
Tenant Improvements...........................................    Exhibit E
Tenant Work...................................................            2
Tenant's Share................................................            6
Time Deadlines................................................    Exhibit E
Transfer Notice...............................................           17
Transfer Premium..............................................           18
Transferee....................................................           17
Transfers.....................................................           17

                                     (vii)

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                                 OFFICE LEASE
                                 ------------

   This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary are sometimes collectively referred to herein as the "Lease"), dated as of the date set forth in Section 1 of the Summary is made by and between AGBRI MISSION, L.L.C., a Delaware limited liability company ("Landlord"), and VENTURE CATALYST INCORPORATED, a Utah corporation ("Tenant").

                                   ARTICLE 1
                                   ---------

               PREMISES, BUILDING, PROJECT, AND COMMON AREAS
               ---------------------------------------------

     1.1       Premises, Building, Project and Common Areas.
               --------------------------------------------

               1.1.1 The Premises. Upon and subject to the terms
                     ------------
hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the "Premises"), which Premises are located in the "Building," as that term is defined in Section 1.1.2, below. The outline of the Premises is set forth in Exhibit A attached hereto.

               1.1.2 The Building and the Project. The Premises are a part of
                     ----------------------------
the building set forth in Section 4.1 of the Summary (the "Building") located in San Diego, California. The Building is part of a project known as "Mission Valley Financial Center". The term "Project," as used in this Lease, shall mean
(i) the Building and the "Common Areas", as that term is defined in Section
1.1.3 below, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, parking garage and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, buildings or other improvements added thereto pursuant to the terms of Section 1.1.3 of this Lease.

               1.1.3 Common Areas. Tenant shall have the non-exclusive right to
                     ------------
use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, such as balconies abutting tenants' premises, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas". The term "Project Common Areas", as used in this Lease, shall mean the portion of the Project designated as such by Landlord. "Building Common Areas", as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord from time to time. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord. Landlord reserves the right to make alterations or additions to, or to change the location of, elements of the Project and the Common Areas.

     1.2  Number of Square Feet of Premises, Building, and Project. For purposes
          --------------------------------------------------------
of this Lease, and unless otherwise provided herein, "usable square feet" and "rentable square feet" and any other statement of square footage set forth in this Lease for the Premises, the Building, the Project, or any portion thereof, or that may otherwise be used in calculating amounts owed Landlord by Tenant, including but not limited to rental, security deposit, additional rental and/or Tenant's Share of Operating Expenses, is an approximation which Landlord and Tenant agree is reasonable and the rental and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

     1.3  Base, Shell and Core Work in the Premises. Except as specifically set
          -----------------------------------------
forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit E (if applicable), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

                                   ARTICLE 2
                                   ---------

                                  LEASE TERM
                                  ----------

     2.1  Lease Term.    The terms and provisions of the Lease shall be
          ----------
effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 5.1 of the Summary, shall commence on the date which is the earlier to occur of (i) the date Tenant opens for business in the Premises, and (ii) the date of "Substantial Completion", as that term is defined in the Article 2, of the Premises by Landlord ("Lease Commencement Date"), and shall terminate on the date set forth in Section 5.4 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon completion of construction, as reasonably determined by Landlord, of the "Tenant Improvements," as that term is defined in the Tenant Work Letter, in the Premises pursuant to the plans and drawings which are prepared pursuant to the terms of the Tenant Work Letter, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant in the Premises pursuant to the terms of the Tenant Work Letter or to be installed under the supervision of "Contractor" as that term is defined in the Tenant Work Letter (the "Tenant Work"). At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit B, attached hereto which notice Tenant shall execute and return to Landlord within five (5) days prior of receipt thereof.

     2.2  Option Term.   Landlord hereby grants to the Tenant originally named
          -----------
in the Lease ("Original Tenant") the number of options to extend the Lease Term of the period of years set forth in the Summary of Basic Lease Information (the "Option Term"), which option shall be exercisable only by written notice ("Option Notice") delivered by Tenant to Landlord as provided in Section 2.2.2 below, provided that, as of the date of delivery of such notice and, at Landlord's option, as of the last day of the initial Lease Term, Tenant is not in default under this Lease after expiration of applicable cure periods. The right contained in this Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant occupies the entire Premises as of the date of the Option Notice.


          2.2.1 Option Rent. The Rent payable by Tenant during the Option Term
                -----------
(the "Option Rent") shall be equal to the then prevailing fair market rent for the Premises as of the commencement date of the Option Term, but below the sum of the Base Rent plus Tenant's Share of Operating Expenses payable by Tenant immediately prior to the Option Term. The then prevailing fair market rent shall be the rental rate, including all escalations, at which new, non-renewal tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in comparable buildings in the San Diego area, taking into consideration the following concessions:
(a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant. In no event shall the Option Rent be less than the monthly rent being paid in the last month of the initial Term.

     2.2.2  Exercise of Option.  The option contained in this Section 2.2 shall
            ------------------
be exercised by Tenant, if at all , only in the following manner: (i) Tenant shall deliver written notice ("Interest Notice") to Landlord on or before the date which is six (6) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than four (4) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring three (3) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering the Option Notice to Landlord and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent determined by Landlord. Failure of Tenant to deliver the Interest Notice to Landlord on or before the date specified in (i) above or to deliver the Option Notice to Landlord on or before the date specified in (iii) above shall be deemed to constitute Tenant's failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be as indicated in the Option Rent Notice unless Tenant, concurrently with its exercise, objects to the Option Rent contained in the Option Rent Notice in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in
Section 2.2.3. below.

     2.2.3  Determination of Option Rent.  In the event Tenant exercises its
            ----------------------------
option to extend but objects to Landlord's determination of the Option Rent concurrently with its exercise of the option to extend, Landlord and Tenant shall attempt to agree in good faith upon the Option Rent. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's delivery of the Option Notice (the "Outside Agreement Date"), the each party shall make a separate determination of the Option Rent within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7 below.

            2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial high-rise properties in the San Diego, California area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent, as determined by the arbitrators, taking into account the requirements of Section
2.2.1 of this Lease (i.e., the arbitrators may only select Landlord's or Tenant's determination and shall not be entitled to make a compromise determination). Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.


            2.2.3.2 The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) arbitrators.

            2.2.3.3 The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent and shall notify Landlord and Tenant thereof.

            2.2.3.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

            2.2.3.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

            2.2.3.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Option Rent be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.3.

           2.2.3.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

                                   ARTICLE 3
                                   ---------

                                   BASE RENT
                                   ---------

     Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the dame basis.

                                   ARTICLE 4
                                   ---------

                                ADDITIONAL RENT
                                ---------------

     4.1  General Terms.  As set forth in this Article 4, in addition to paying
          -------------
the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Project Expenses," as those terms are defined in Sections
4.2.6 and 4.2.4 of this Lease, respectively, allocated to the tenants of the Building pursuant to the terms of Section 4.3 below, to the extent such Project Expenses allocated to the tenants of the Building are in excess of the "Base Expenses", as that term is defined in Section 7.1 of the Summary. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are sometimes herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2  Definitions.  As used in this Article 4, the following terms shall
          -----------
have the meanings hereinafter set forth:

          4.2.1  "Base Expenses" shall mean the base expenses set forth in
Section 7.1 of the Summary.

          4.2.2 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature incurred in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment, maintenance, and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal or public shuttle service or parking program; (iii) the cost of all insurance carried in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants; (vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance, management, or security of the Project, or any portion thereof, including employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (ix) payments under any easement, license, operating agreement, declaration, covenant, conditions and restrictions, or any other instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) the cost of operation, repair, maintenance and replacement of all systems and equipment which serve the Project in whole or part; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; and (xii) the cost of any capital improvements made to the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or made to all or any portion of the Project, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not applicable to the Project at the time that permits for the construction of the Building were obtained; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the umamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not fully occupied during all or a portion of any Expense Year, including that portion of any Expense Year occurring during the Base Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been fully occupied. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building or the Project (the "Cost Pools"). Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Base Year, Operating Expenses shall exclude market-wide labor rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes, amortization of the cost of any capital improvements and utility rare increases due to extraordinary circumstances including, but not limited to , conservation surcharges, boycotts, embargoes or other shortages.

           4.2.4 "Project Expenses" shall mean the sum of "Operating Expenses" and "Tax Expenses."

           4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with all or any portion of the Project), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. For purposes of this Lease, Tax Expenses shall be calculated as if the Tenant Improvements in the Building were fully constructed and the Building and all Tenant Improvements in the Building were fully assessed for real estate tax purposes.

                 4.2.5.1  Tax Expenses shall include, without limitation:

                       (i) Any assesment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

                       (ii) Any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                      (iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

                       (iv) Any possessory taxes charged or levied in lieu of real estate taxes.

                 4.2.5.2 In no event shall Tax Expenses for any Expense Year be less than Tax Expenses for the Base Year. In addition, notwithstanding anything to the contrary set forth in this Article 4, when calculating Tax Expenses for the Base Year, such tax expenses shall not include any increase in Tax Expenses for the Base Year, such Tax Expenses shall not include any increase in Tax attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.

           4.2.6  "Tenant's Share" shall mean the percentage set forth in
Section 7.2 of the Summary. Tenant's share was calculated by multiplying the number of rentable square feet of the Premises by 100, and dividing the product by the total rentable square feet in the Building. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions may not be strictly calculated pursuant to BOMA standards and are approximations which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building or in the Project, as determined by Landlord.

     4.3  Allocation of Project Expenses to Tenants of the Building.  Project
          ---------------------------------------------------------
Expenses (i.e., Operating Expenses and Tax Expenses) are determined annually for the Project as a whole. Since the Building is only one of the buildings which constitute the Project, Project Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of the other buildings in the Project. The portion of Project Expenses allocated to the tenants of the Building shall consist of (i) all Project Expenses attributable solely to the Building and (ii) an equitable portion of Project Expenses attributable to the Project as a whole and not attributable solely to the Building or to any other building of the Project.

     4.4  Calculation and Payment of Additional Rent.
          ------------------------------------------

           4.4.1  Calculation of Excess.  If for any Expense Year ending or
                  ---------------------
commencing within the Lease Term, Tenant's Share of Project Expenses allocated to the tenants of the Building pursuant to Section 4.3 above for such Expense Year exceeds Tenant's Share of the Base Expenses (as defined in Section 7.1 of the Summary) allocated to the tenants of the Building, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, below, and as Additional Rent, an amount equal to Tenant's Share of the excess (the "Excess").

            4.4.2  Statement of Actual Project Expenses and Payment by Tenant.
                   ----------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Project Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the tenants of the Building, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as " Estimated Excess," as that term is defined in Section 4.4.3, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this
Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Project Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1 of this Lease. The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

           4.4.3  Statement of Estimated Project Expenses.  In addition,
                  ---------------------------------------
Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Project Expenses for the then-current Expense Year shall be, the amount thereof to be allocated to the tenants of the Building, and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Project Expenses allocated to the tenants of the Building, which shall be based upon the Estimate, to Tenant's Share of the Base Expenses. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     4.5  Taxes and Other Charges for Which Tenant is Directly Responsible.
          ----------------------------------------------------------------
Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

           4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

           4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Project parking facility); or

           4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                   ARTICLES
                                   --------

                                USE OF PREMISES
                                ---------------

     Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit C, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined in Section
29.23 of this Lease.

                                   ARTICLE 6
                                   ---------

                            SERVICES AND UTILITIES
                            ----------------------

     6.1   Standard Tenant Services.  Landlord shall provide the following
           ------------------------
services on all days (unless otherwise stated below) during the Lease Term.

           6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8 A.M. to 6 P.M. and on Saturday during the period from 9 A.M. to 1 P.M., except for the date of observation of New Year's Day, Presidents Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays").

           6.1.2. Landlord hall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

           6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes

           6.1.4 Landlord shall provide janitorial services five (5) days per week except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other first-class office buildings in the San Diego area.

     6.2.  Overstandard Tenant Use.  Tenant shall not, without Landlord's prior
           -----------------------
written consent, use heat-generating machines, machines other than normal machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     6.3   Interruption of Use.  Tenant agrees that Landlord shall not be liable
           -------------------
for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casually whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

     6.4.  Additional Services.  Landlord shall also have the exclusive right,
           -------------------
but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all cost to Landlord of such additional services plus an administration fee. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

                                   ARTICLE 7
                                   ---------

                                    REPAIRS
                                    -------

     Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishing therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacement, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacement forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Section 1941 and 1942 of the California Civil code or under any similar law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 8
                                   ---------

                           ADDITIONS AND ALTERATIONS
                           -------------------------

     8.1   Landlord's Consent to Alterations.  Tenant may not make any
           ---------------------------------
improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided however, that Tenant may make strictly cosmetic changes to the finish work in the Premises, not requiring any structural or other substantial modifications to the Premises, upon thirty (30) days prior notice to Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this
Article 8.

     8.2  Manner of Construction. Landlord may impose, as a condition of its
          ----------------------
consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to the Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations.

     8.3  Payment for Improvements. In the event Tenant orders any Alterations
          ------------------------
or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within five (5) days of billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to the Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

     8.4  Construction Insurance. In the event that Tenant makes any Alterations
          ----------------------
Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.5  Landlord's Property. All Alterations, improvements, fixtures and/or
          -------------------
equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term. Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If the Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alternations, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9
                                   ---------

                            COVENANT AGAINST LIENS
                            ----------------------

     Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                  ARTICLE 10
                                  ----------

                                   INSURANCE
                                   ---------

     10.1 Indemnification and Waiver.  To the extent not prohibited by law,
          --------------------------
Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. In no event, however, shall Landlord's liability for any act or omission exceed the amount of insurance proceeds available to Landlord pursuant to the insurance carried by Landlord hereunder. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     10.2 Landlord's Insurance.  At all times during the term of this Lease,
          --------------------
Landlord will purchase and maintain, as part of the Common Area Maintenance Expenses, Commercial General Liability Insurance and Commercial Property Insurance covering the Building and Landlord's equipment and furnishings in such reasonable amounts and with such reasonable amounts and with such reasonable coverages as determined by Landlord. Tenant acknowledges that it shall not be a named insured on such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that Landlord shall not be required to carry insurance covering (1) Tenant's property described in Section 10.3.3 below; (2) Business Income Insurance against, or be responsible for, any loss suffered by tenant due to interruption of Landlord's business from any cause; (3) loss to Building resulting from Flood, Earthquake, Windstorm or Hurricane; and (4) any other type of property. Tenant shall cooperate with Landlord's insurance companies in the adjustment of any claims for any damage to the Building.

     10.3 Tenant's Insurance.  At all times during the term of this Lease,
          ------------------
Tenant will purchase and maintain, at Tenant's sole expense, the following insurance, in amounts not less than those specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord.

          10.3.1 Commercial General Liability Insurance written on an I.S.O. "occurrence" form or its equivalent covering the use, occupancy and maintenance of the Premises and all operations of the Tenant. Such coverage shall include (a) Premises Operations;
(b) Independent Contractors; (c) Products - Completed Operations; (d) Broad Form Property Damage; (e) Blanket Contractual Liability; (f) Personal and Advertising Injury; (g) Fire Legal Liability; (h) Employees Named as Additional Insureds; and (i) Severability

               10.3.1.1  Limits for such coverage shall be:

                         Bodily Injury and property Damage Combined Single Limit

                              $1,000,000     per Occurrence
                              $2,000,000     General Aggregate
                              $2,000,000     Products and Completed Operations
                                             Aggregate

                         Personal and Advertising Injury

                              $1,000,000     Per Person/Organization
                              subject to:
                              $2,000,000     General Aggregate

                         Fire Legal Liability

                              $250,000       Any One Fire
                              subject to:
                              $2,000,000     General Aggregate

               10.3.1.2 The policy shall further contain a provision that the General Aggregate limited applies exclusively to the Premises.

               10.3.1.3 The policy shall contain an endorsement specifically naming the following as additional insureds: (i) AGBRI Mission, LLC and (ii) Shidler West Investment Corporation, and its officers and employees, with respect to the Tenant's use, occupancy or maintenance of the Premises.

               10.3.1.4 The policy shall also contain an endorsement amending the "Other Insurance" clause as follows:

          "The insurance afforded to Additional Insureds under this policy is primary insurance and the insurer will not seek contribution from other insurance available to the Additional Insureds."

               10.3.1.5 The policy shall contain a waiver of subrogation endorsement which specifically states:

          "The insurer waives any right of recovery they may have against (i) AGBRI Mission, LLC and (ii) Shidler West Investment Corporation, and their officers and employees, because of payments made under this policy."

          10.3.2 Umbrella Liability Insurance to be excess over the Commercial General Liability, Automobile Liability and Employers' Liability Insurance. The Umbrella Liability policy shall be written on an "occurrence" form with a limit of liability of $5,000,000 and a Self-Insured Retention no greater than $10,000.

               10.3.2.1 The policy shall contain an endorsement naming the following as additional insureds following the form of the underlying Commercial General Liability and Automobile Liability policies: (i) AGBRI Mission, LLC and
(ii) Shidler West Investment Corporation, and their officers and employees.

               10.3.2.2 The policy shall also contain an endorsement amending the "Other Insurance" clause as follows:

          "Subject to the terms and conditions of this policy, the insurance afforded to Additional Insureds, (i) AGBRI Mission, LLC and (ii) Shidler West Investment Corporation, under this policy shall be considered to be primary to any insurance they may have in force which also applies to a loss covered hereunder and, further, the insurer shall not seek contribution from other insurance available to the Additional Insureds."

               10.3.2.3 The policy shall contain a waiver of subrogation endorsement which specifically states:

          "The insurer waives any right of recovery they may have against (i) AGBRI Mission, LLC and (ii) Shidler West Investment Corporation, and their officers and employees because of payments made under this policy."

          10.3.3 Commercial Property Insurance covering all Tenant's furniture, fixtures, machinery, equipment, stock and any other personal property owned and/or used in Tenant's business and all tenant improvements, whether made or acquired at the Tenant's expense or Landlord's expense, plate glass that is part of the Premises and any other property in the Premises that Tenant is responsible for repairing or replacing under this lease, in an amount equal to their full replacement cost without deduction for depreciation. At a minimum, such policy shall insure against destruction or damage by fire and other perils covered on an ISO Causes of Loss - Special Form including wind and hurricane. Such policy shall further provide Replacement Cost Coverage. Such policy shall not contain a per occurrence deductible greater than $1,000. Tenant, with all reasonable speed, will use all proceeds of such insurance, so long as this lease remains in effect, for rebuilding, repairing, replacing or otherwise reinstating the improvements and all other fixed property Tenant is responsible for repairing in a good and substantial manner pursuant to applicable building laws and codes and the plan as shall have been approved in writing by Landlord. Tenant will make up from its own funds any deficiency in such insurance proceeds.

               10.3.3.1 Further, the policy shall contain a provision specifically naming the following as additional insureds as their interest may appear: (i) AGBRI Mission, LLC and (ii) Shidler West Investment Corporation.

          10.3.4 Business Income and/or Extra Expense Insurance in an amount sufficient to insure payment of rent and all other expenses to be borne by Tenant under this lease, for a period of not less than 12 months, during any interruption of Tenant's business by reason of the Premises or personal property being damaged by fire or other perils covered on an ISO Causes of Loss - Special Form or its equivalent. In addition, such coverage shall be written on an Agreed Amount Basis. Tenant acknowledges that it assumes all risks of loss due to interruption of Tenant's business by any cause.

          10.3.5 If required by Landlord because of special environmental concerns regarding the Tenant's operations, Pollution Legal Liability Insurance and/or Environmental Impairment Insurance covering claims for damage or injury caused by hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration of work and materials necessary to return the premises and any other property of whatever nature located on the premises to their condition existing prior to the appearance of Tenant's hazardous materials on the premises. The policy shall contain a provision specifically naming Landlord and Landlord's officers and employees as additional insureds. If such coverage is required, limits of liability shall be determined by Landlord.

          10.3.6 Automobile Liability Insurance to include coverage for any owned, non-owned or hired automobiles entering and exiting from the premises and automobile contractual liability with limits of: $500,000 per Person/$500,000 per Accident - Bodily Injury; $250,000 per

Accident - Property Damage; and Basic No-Fault coverage as required by law or regulation if any, in the State in which the Premises is located.

          10.3.7 Workers' Compensation coverage shall be carried as required by law in the State in which the employees are hired and to further include:
Voluntary Compensation Coverage and Other States' Coverage, if applicable, with statutory limits for Workers' Compensation and limits for Employers' Liability of: $500,000 Each Accident; $500,000 Disease - Policy Limit; and $500,000 Disease - Each Employee.

                  10.3.7.1 The policy shall further contain an endorsement providing a waiver of subrogation in favor of (i) AGBRI Mission, LLC and (ii) Shidler West Investment Corporation, and their officers and employees.

     10.4 Tenant's Compliance with Landlord's Fire and Casualty Insurance.
          ---------------------------------------------------------------
Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the America Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.5 General Requirements.
          --------------------

          10.5.1 Certificates of Insurance evidencing all such insurance and acceptable to the Landlord shall be filed with Landlord prior to occupancy of the Premises and at least ten (10) days prior to the expiration of the term of each policy thereafter. Such Certificates of Insurance must specifically show all the special policy conditions required in this Article including "additional insured", "waiver of subrogation", "notice of cancellation", and "primary insurance" wording applicable to each policy. Alternatively, a certified, true and complete copy of each properly endorsed policy may be submitted;

          10.5.2 All coverage shall be written by an admitted insurer in the State in which the Premises is located with a current Best Rating A-:10 or better.

          10.5.3 All insurance policies required hereunder shall be specifically endorsed to state that coverages afforded under the policies will be cancelled or allowed to expire for any reason until at least 60 days' prior written notice has been mailed to the Landlord. The Certificate of Insurance for each policy must state that "the issuing company will mail 60 days' written notice of cancellation or modification to the certificate holder." The words "endeavor to" and "failure to mail such notice shall impose no obligation for liability ..." are unacceptable and these two phrases must be crossed out if they appear in the printed certificate form.

          10.5.4 If the limits of available liability coverage required herein become substantially reduced as a result of claim payments, Tenant shall immediately, at its own expense, purchase insurance to reinstate the limits of liability coverage required by this lease.

          10.5.5 Tenant shall not settle any claim or accept any proceeds in satisfaction of any claim involving damage to the premises or liability of Landlord without Landlord's expense prior written consent.

          10.5.6 Tenant may maintain the insurance required under this Article under blanket or umbrella policies, as applicable, issued to Tenant covering other properties owned or leased by tenant; provided that the policies otherwise comply with this Article and allocate to the premises the coverage specified by this Article, without possibility of reduction or coinsurance penalty by reason of, or damage to, any other properties named therein, and if the insurance required by this Article shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord certified copies of policies with schedules thereto attached showing the amount of insurance afforded by such policies to the premises.

     10.6 Adequacy of Coverage.  Landlord, its agents and employees, make no
          --------------------
representation that the limits of liability specified to be carried by Tenant pursuant to this Article are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

     10.7  Reservation of Rights -  Changes.  Landlord hereby reserves the right
           --------------------------------
to make changes at any time to the Insurance Requirement herein should new exposures be brought to light or new insurance products become available during the term of this lease. Tenant shall add as additional insured to the insurance policies required by this Article such other persons as Landlord may from time to time reasonably require.

     10.8  Waiver of Subrogation. Tenant hereby waives, on Tenant's behalf and
           ---------------------
on behalf of any insurance carrier of Tenant, any claim which Tenant might otherwise have against Landlord and Landlord's Affiliates, arising our of loss or damage, including consequential loss or damage, to any property of Tenant within the Building or the Project from any risk required to be insured against by Tenant.

                                  ARTICLE 11
                                  ----------

                            DAMAGE AND DESTRUCTION
                            ----------------------

     11.1  Repair of Damage to Premises by Landlord.  Tenant shall promptly
           ----------------------------------------
notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to the Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under
Section 10.5 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to the Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitor, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

     11.2  Landlord's Option to Repair.  Notwithstanding the terms of Section
           ---------------------------
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project; and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present; (i) repairs cannot reasonably be completed within one hundred twenty (120 days after the date Landlord learns of the necessity for repairs as the result of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies; or (iv) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project.

      11.3  Waiver of Statutory Provisions. The provisions of this Lease,
            ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

      11.4  Damage Near End of Term. In the event that the Premises, the
            -----------------------
Building, or the Project is destroyed or damaged to any substantial extent during the last nine (9) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after Landlord learns of the necessity for repairs as the result of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                  ARTICLE 12
                                  ----------

                                   NONWAIVER
                                   ---------

      No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, and any waiver by Landlord of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                  ARTICLE 13
                                  ----------

                                 CONDEMNATION
                                 ------------

      13.1  Permanent Taking. If the whole or any part of the Premises, Building
            ----------------
or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to
Section 1265.130 of The California Code of Civil Procedure.

      13.2   Temporary Taking.  Notwithstanding anything to the contrary
             ----------------
contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total number of rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                  ARTICLE 14
                                  ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

      14.1   Transfers.  Tenant shall not, without the prior written consent of
             ---------
Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (18O) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the material terms of the proposed Transfer and the consideration therefor (including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer), the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.7 of this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

      14.2  Landlord's Consent.  Landlord shall not unreasonably withhold its
            ------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

            14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

            14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

            14.2.3 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

            14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

            14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

            14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

            14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

            14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

            If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provisions of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or terminate this Lease.

      14.3  Transfer Premium.
            ----------------

            14.3.1  Definition of Transfer Premium. If Landlord consents to a
                    ------------------------------
Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord 50% of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (collectively, the "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

            14.3.2  Payment of Transfer Premiums. The determination of the
                    ----------------------------
amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section 14.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this Section 14.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Basic Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Subleasing Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.

            14.3.3  Calculations of Rent.  In the calculation of the Rent, as it
                    --------------------
relates to the Transfer Premium calculated under Section 14.3.1 above, the Rent paid during each annual period for the Subject Space by Tenant, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

      14.4  Landlord's Option as to Subject Space.  Notwithstanding anything to
            -------------------------------------
the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to (i) recapture the Subject Space, or (ii) take an assignment or sublease of the Subject Space from Tenant. Such recapture, or sublease or assignment notice, shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If the Subject Space shall be assigned or subleased by Tenant to Landlord, the rent for the Subject Space payable by Landlord to Tenant shaI1 be the lesser of (i) the effective Base Rent plus the Additional Rent payable by Tenant under this Lease for the Subject Space on a prorated basis based upon the number of rentable square feet in the Subject Space, or (ii) the effective rent (taking into account all concessions made by Tenant to the Transferee) set forth in the Transfer Notice, and all other provisions of this Lease shall remain in full force and effect, and upon request of either party, the parties shall execute a written confirmation of the same. If Landlord declines, or fails to timely elect to recapture the Subject Space under this
Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to transfer the Subject Space to the proposed Transferee, subject to the provisions of this Article 14.

      14.5  Effect of Transfer. If Landlord consents to a Transfer, (i) the
            ------------------
terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

     14.6  Additional Transfers. For purposes of this Lease, the term "Transfer"
           --------------------
shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.


                                  ARTICLE 15
                                  ----------

                            SURRENDER OF PREMISES;
                             ---------------------
                           REMOVAL OF TRADE FIXTURES
                           -------------------------

     15.1  Surrender of Premises. No act or thing done by Landlord or any agent
           ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     15.2  Removal of Tenant Property by Tenant. Upon the expiration of the
           ------------------------------------
Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

     15.3  Removal of Tenant's Property by Landlord. Whenever Landlord shall re-
           ----------------------------------------
enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

     15.4  Landlord's Actions on Premises. Tenant hereby waives, and releases
           ------------------------------
Landlord from, all claims for damages or other liability in connection with Landlord's or its agents' or representatives' reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

                                  ARTICLE 16
                                  ----------

                                 HOLDING OVER
                                 ------------

     If Tenants holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to twice the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender (including such tenant's lost profits) and any lost profits to Landlord resulting therefrom.

                                  ARTICLE 17
                                  ----------

                             ESTOPPEL CERTIFICATES
                             ---------------------

     Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgement by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                  ARTICLE 18
                                  ----------

                                 SUBORDINATION
                                 -------------

     This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any first mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions,modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                  ARTICLE 19
                                  ----------

                              DEFAULTS; REMEDIES
                              ------------------

     19.1 Defaults. The occurrence of any of the following shall constitute a
          --------
default of this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; or

          19.1.3 Abandonment or vacation of the Premises by Tenant; or

          19.1.4 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

          19.1.5 The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof.


     19.2 Remedies Upon Default. Upon the occurrence of any event of default by
          ---------------------
Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                    (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                    (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                    (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

            The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.l(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

      19.3  Sublessees of Tenant. Whether or not Landlord elects to terminate
            --------------------
this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

      19.4  Form of Payment After Default. Following the occurrence of an event
            -----------------------------
of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

      19.5  Waiver of Default. No waiver by Landlord or Tenant of any violation
            -----------------
or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such defauIt, except only a default in the payment of the Rent so accepted.

      19.6  Efforts to Relet. For the purposes of this Article 19, Tenant's
            ----------------
right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                  ARTICLE 20
                                  ----------

                          COVENANT OF QUIET ENJOYMENT
                          ---------------------------

      Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                  ARTICLE 21
                                  ----------

                         SECURITY DEPOSIT AND GUARANTY
                         -----------------------------

     Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

     Concurrent with Tenant's execution of this Lease, Tenant shall cause the individuals or entities set forth in Section 9 of the Summary to execute the Guarantee of Lease attached hereto as Exhibit F and made a part hereof.

                                  ARTICLE 22
                                  ----------

                        SUBSTITUTION OF OTHER PREMISES
                        ------------------------------

     Landlord shall have the right to move Tenant to other space in the Building comparable to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord's sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord's notification to Tenant of the relocation. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

                                  ARTICLE 23
                                  ----------

                                     SIGNS
                                     -----

     Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Tenant shall also be entitled to have Tenant's name be listed, at Tenant's sole cost and expense, on a directory sign in the main lobby of the Building. Tenant shall be entitled to a maximum of three (3) lines on the building directory, at Tenant's sole cost and expense. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

                                  ARTICLE 24
                                  ----------

                              COMPLIANCE WITH LAW
                              -------------------

      Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health of safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgement of any court competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.


                                  ARTICLE 25
                                  ----------

                                 LATE CHARGES
                                 ------------

      If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorney's fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted by applicable law.

                                  ARTICLE 26
                                  ----------

                       LANDLORD'S RIGHT TO CURE DEFAULT;
                       ---------------------------------
                               PAYMENT BY TENANT
                               -----------------

     26.1  Landlord's Cure. All covenants and agreements to be kept or
            ---------------
performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligation under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2  Tenant's Reimbursement. Except as may be specifically provided to the
           ----------------------
contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                  ARTICLE 27
                                  ----------

                               ENTRY BY LANDLORD
                               -----------------

      Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to
(i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord;
(B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                  ARTICLE 28
                                  ----------

                                TENANT PARKING
                                --------------

      Tenant hereby rents from Landlord, commencing on the Lease Commencement Date, the number of parking passes set forth in Section 10 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Such parking passes shall permit Tenant and its employees to use, on a nonexclusive, as-available basis, together with other tenants and their respective employees, any undesignated, unreserved spaces available in such parking facility from time to time. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time for parking passes in the Project, which shall be $0.00 per pass per month for the initial Lease Term. Additional parking passes may be rented by Tenant at the prevailing rate charged for such passes, subject to Landlord's determination that such additional passes are available. The parking rates shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges concurrent with its payment of the parking rates described herein. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facility and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Such rules and regulations shall provide that Tenant shall pay Landlord's then current charge for any replacement of any Tenant parking pass card which is lost, stolen, damaged or destroyed. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant's invitees and guests may use parking spaces in such parking facility which are not allocated or reserved for Tenant or other occupants or visitors of the Building or Project on a first-come, first-serve basis, upon payment of Landlord's then prevailing parking rate. The parking passes allocated to Tenant are not for long term (i.e., more than 48 hours) storage of automobiles, or for short or long term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment.

                                  ARTICLE 29
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     29.1  Binding Effect. Subject to all other provisions of this Lease, each
           --------------
of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.2  Modification of Lease. Should any current or prospective mortgagee or
           ---------------------
ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute and deliver such short form of Lease to Landlord within ten (10) days following the request therefor.

     29.3  Transfer of Landlord's Interest. Tenant acknowledges that Landlord
           -------------------------------
has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.4  Prohibition Against Recording. Except as provided in Section 29.2 of
           -----------------------------
this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     29.5  Captions. The captions of Articles and Sections are for convenience
           --------
only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.6  Time of Essence. Time is of the essence of this Lease and each of its
           ---------------
provisions.

     29.7  Partial Invalidity. If any term, provision or condition contained in
           ------------------
this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.8  No Warranty. In executing and delivering this Lease, Tenant has not
           -----------
relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.9  Child Care Facilities. Tenant acknowledges that any child care
           ---------------------
facilities located in the Project (the "Child Care Facilities") which are available to Tenant and Tenant's employees are provided by a third party (the "Child Care Provider") which is leasing space in the Project, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant's employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant's employees, hereby agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant's employees. Tenant hereby covenants that Tenant shall inform all of Tenant's employees of the provisions of this Section 29.9 prior to such employees' use of the Child Care Facilities. Nothing contained herein is intended to be a representation nor warranty by Landlord that any Child Care Facilities will be available during the Lease Term and Landlord shall have no obligation to provide, or to make available, any such Child Care Facilities,

     29.10  Entire Agreement. It is understood and acknowledged that there are
            ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     29.11  Right to Lease. Landlord reserves the absolute right to effect such
            --------------
other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

     29.12 Force Majeure. Any prevention, delay or stoppage due to strikes,
           -------------
lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     29.13  Notices. All notices, demands, statements, designations, approvals
            -------
or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 12 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

                         AGBRI Mission, L.L.C.
                         591 Camino De La Reina
                         Building Management Office
                         San Diego , California 91105
                         Attn: Building Manager

                         with copies to:

                         AGBRI Mission, L.L.C.
                         c/o Marc R. Brutten
                         The Shidler Group
                         4660 La Jolla Village Drive, Suite 800
                         San Diego, CA 92122

Any Notice will be deemed given on the date it is mailed as provided in this
Section 29.13 or upon the date personal delivery is made. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

     29.14  Joint and Several. If there is more than one Tenant, the obligations
            -----------------
imposed upon Tenant under this Lease shall be joint and several.

     29.15  Authority. If Tenant is a corporation or partnership, each
            ---------
individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

     29.16  Governing Law. This Lease shall be construed and enforced in
            -------------
accordance with the laws of the State of California.

     29.17  Submission of Lease. Submission of this instrument for examination
            -------------------
or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.18  Brokers. Landlord and Tenant hereby warrant to each other that they
            -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

     29.19 Independent Covenants. This Lease shall be construed as though the
           ---------------------
covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

     29.20  Project or Building Name and Signage. Landlord shall have the right
            -------------------------------------
at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

     29.21  Transportation Management. Tenant shall fully comply with all
            -------------------------
present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation:
(i) restrictions on the number of peak-hour vehicle trips generated by Tenant;
(ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

     29.22  No Discrimination. Tenant covenants by and for itself, its heirs,
            -----------------
executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

     29.23  Hazardous Material. As used herein, the term "Hazardous Material"
            ------------------
means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the Unites States Government. Tenant acknowledges that Landlord may incur costs (a) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (b) otherwise in connection with Hazardous Material including, without limitation, the following: (i) Hazardous Material present in soil or ground water, (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Project, (iii) Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other tenants of the Project or their agents, employees, contractors or invitees, or by others, and (iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

     29.24  Development of the Project.
            --------------------------

            29.24.1  Subdivision. Tenant acknowledges that the Project is
                     -----------
comprised of separate legal lots. Landlord reserves the right to further subdivide or sell a11 or a portion of the buildings and Common Areas in the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such a subdivision or sale and any and all ancillary transactions in connection therewith.

            29.24.2  The Other Improvements. If portions of the Project or
                     ----------------------
property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

            29.24.3  Construction of Project and Other Improvements. Tenant
                     ----------------------------------------------
acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

     29.25  Landlord Exculpation. It is expressly understood and agreed that
            --------------------
notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the lesser of (a) the equity interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), and neither Landlord, nor any of its constituent partners or subpartners, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and such partners and subpartners from any and all personal liability.

     29.26  Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and
            ------------------------------
for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     29.27  Attorneys' Fees. If either party commences litigation against the
            ---------------
other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

      "LANDLORD":                    AGBRI MISSION, L.L.C.,
                                     a Delaware limited liability company


                                     By:   Shidler West Investment Corporation
                                           a Delaware corporation
                                     Its:  Authorized Agent


                                           By: /s/ Jim [ILLEGIBLE]
                                              ---------------------------------
                                              Name: Jim [ILLEGIBLE]
                                                   ----------------------------
                                              Title: CFO
                                                    ---------------------------


      "TENANT":                      VENTURE CATALYST INCORPORATED,
                                     a Utah corporation


                                     By:    /s/ Kevin McIntosh
                                           ------------------------------------
                                           Name: Kevin McIntosh
                                                -------------------------------
                                           Title: SVP & CFO
                                                 ------------------------------

                                     By:    /s/ Glenn  Smith
                                           ------------------------------------
                                           Name: Glenn  Smith
                                                -------------------------------
                                           Title: EVP
                                                 ------------------------------

                                   EXHIBIT A
                                   ---------

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                              OUTLINE OF PREMISES
                              -------------------

     Landlord and Tenant acknowledge that this plot plan is for general information purposes only. Landlord shall not be liable and makes no representation or warranty whatsoever concerning the existence or further existence or accuracy of description or location, any buildings or improvements whatsoever depicted herein shall be subject to correction modification or change at any time without notice at Landlord's sole discretion. The parties hereby acknowledge that the actual Premises may vary as to size, dimensions and/or location from the description of same hereinabove set forth. The aforesaid description of the Premises represents an approximation only and Landlord makes no representation or warranty concerning the accuracy thereof in any respect. Landlord hereby waives any and all claims, damages and/or right of recovery against Landlord, it's officers, agents, representatives, and employees, arising on account or by reason of the description of the Premises hereinabove set forth.

                               EXHIBIT A--Page 1

                                   EXHIBIT B
                                   ---------

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                          NOTICE OF LEASE TERM DATES
                          --------------------------


To:  ___________________
     ___________________
     ___________________

     Re:   Office Lease dated ______________, 200_ between AGBRI MISSION,
L.L.C., a Delaware limited liability company ("Landlord"), and VENTURE CATALYST INCORPORATED, a Utah corporation ("Tenant") concerning Suite 418 on floor four of the office building located at 591 Camino De La Reina, San Diego, California.

Gentlemen:

     In accordance with the referenced Office Lease (the "Lease:), we wish to advise you and/or confirm as follows:

     1. The Substantial Completion of the Premises has occurred, and the Lease term shall commence on or has commenced on ____________ for a term of __________ ending on _______________.

     2.  Rent commenced to accrue on ____________, in the amount of ___________.

     3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.  Your rent checks should be made payable to ______________ at __________
_______________________________________________.

     5. The exact number of rentable square feet within the Premises is _______ square feet.

     6. Base Rent, as adjusted based upon the exact number of rentable square feet within the Premises, is as follows: _______________________________________
_____________________.


                               EXHIBIT B--Page 1

     7. Tenant's Share, as adjusted based upon the exact number of rentable square feet within the Premises, is ______%.

     "LANDLORD":                AGBRI MISSION, L.L.C.
                                a Delaware limited liability company

                                By:   Shidler West Investment Corporation
                                      a Delaware corporation
                                Its:  Authorized Agent

                                      By: _________________________
                                          Name:____________________
                                          Title:___________________

Agreed to and Accepted as
of ____________, 200_.

     "TENANT":

VENTURE CATALYST INCORPORATED,
a Utah corporation

By:  ________________________
     Name:___________________
     Title:__________________

By:  ________________________
     Name:___________________
     Title:__________________




                               EXHIBIT B--Page 2

                                   EXHIBIT C
                                   ---------

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                             RULES AND REGULATIONS
                             ---------------------


     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Projects.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

     3. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is considered to be after normal business hours for the Building will be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Service deliveries (other than messenger services) shall be allowed only during hours reasonably approved by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     5. No furniture, package, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

     6. Any requests of Tenant shall be directed to the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities.

     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.


                               EXHIBIT C--Page 1

     9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

     10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

     12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles.

     15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalk, lobby, halls, stairways or elevators, and shall use them only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

     20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes and receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the "Mission Valley" area of San Diego, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.


                               EXHIBIT C--Page 2

     23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

     24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.



                               EXHIBIT C-Page 3

                                   EXHIBIT D
                                   ---------

                        MISSION VALLEY FINANCIAL CENTER
                       --------------------------------

                     FORM OF TENANT'S ESTOPPEL CERTIFICATE
                     -------------------------------------

     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of_________, 200_ by and between AGBRI MISSION, L.L.C., a Delaware limited liability company as Landlord, and the undersigned as Tenant, for Premises on the ______ (__) floor(s) of the office building located at 591 Camino De La Reina, San Diego, California 92108, certifies as follows:


     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned currently occupies the Premises described in the Lease.

     3. The Lease Term commenced on ____________________, and the Lease Term expires on __________________.

     4.   Base Rent became payable on _____________________.

     5. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     6. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     7. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of the holder of the first deed of trust on the Premises.

     8. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________. The current monthly installment of Base Rent is $________.

     9. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

     10.  The current amount of the Security Deposit held by Landlord is $_____.

     11. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

     12. As of the date hereof, there are no existing defenses or offsets that the undersigned has against Landlord nor have any events occurred that with the passage of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

     13. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord or to a prospective mortgagee, or a prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making of such loan or acquisition of such property.

     14. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

                               EXHIBIT D--Page 1

Executed at ___________________ on the _____ day of ________________, 200_.


"TENANT"                        VENTURE CATALYST INCORPORATED,
                                a Utah corporation


                                By:  _________________________
                                     Name:____________________
                                     Title:___________________


                                By:  _________________________
                                     Name:____________________
                                     Title:___________________




                               EXHIBIT D--Page 2

                                   EXHIBIT E
                                   ---------

                        MISSION VALLEY FINANCIAL CENTER
                        -------------------------------

                              TENANT WORK LETTER
                              ------------------

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in the Lease. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of this Office Lease to which this Tenant Work Letter is attached as Exhibit E and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

                                   SECTION 1
                                   ---------

                LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES
                -----------------------------------------------

     1.1  Base, Shell and Core of the Premises as Constructed by Landlord.
          ---------------------------------------------------------------
Landlord has constructed, or shall construct, at its sole cost and expense, the base, shell and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the "Base, Shell and Core") in accordance with the plans and specifications for the Base, Shell, and Core and on an unoccupied basis (the "Plans"). The Base, Shell and Core shall be provided in its existing "as-is" condition.

     1.2  Landlord Work.  Landlord shall, at Landlord's sole cost and expense,
          -------------
cause the construction and installation of the following items on the floor of the Building containing the Premises (collectively, the "Landlord Work"), which Landlord Work (as well as the Base, Shell and Core work and Building standard mechanical and electrical engineering, and lifesafety work) shall be installed or constructed in compliance with the Plans, and shall, unless otherwise indicated, be installed and constructed in compliance with, and only to the extent required by, Code and on an unoccupied basis.

          1.2.1 Replace carpet with building-standard carpeting, color to be chosen by Tenant. Paint and patch drywall (where necessary) the Premises with building-standard paint, color to be chosen by Tenant.


                                   SECTION 2
                                   ---------

                              TENANT IMPROVEMENTS
                              -------------------

     2.1  Tenant Improvement Allowance.  Tenant shall be entitled to a one-time
          ----------------------------
tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to the sum set forth in the Summary of Basic Lease Information for the costs relating to the initial design and construction of Tenant's improvements, including the Landlord Work, which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

     2.2  Disbursement of the Tenant Improvement Allowance.  Except as otherwise
          ------------------------------------------------
set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

          2.2.1 Payment of the fees of the "Space Planner," "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, which payment shall, notwithstanding anything to the contrary contained in this Tenant Work Letter,

                               EXHIBIT E--Page 1
not exceed an aggregate amount equal to One Dollar ($1.00) per usable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

          2.2.2 The payment of plan check, permit and license fees relating to the construction of the Tenant Improvements;

          2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

          2.2.4 The cost of any changes in the Base, Shell and Core work or the Landlord Work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

          2.2.5 The cost of any changes to the Construction Drawings, Tenant Improvements or Landlord's Work required by Code;

          2.2.6  Sales and use taxes and Title 24 fees;

          2.2.7  The cost of the Landlord Work;

          2.2.8  "Landlord's Supervision Fee", as that term is defined in
Section 4.3.2 of this Tenant Work Letter; and

          2.2.9 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

     2.3  Standard Tenant Improvement Package.  Landlord has established
          -----------------------------------
specifications (the "Specifications") for some of the Building standard components which Tenant may elect to construct in the Premises (collectively, the "Standard Improvement Package"), which shall be available to Tenant upon request. Landlord may make changes to the Specifications and the Standard Improvement Package from time to time.


                                   SECTION 3
                                   ---------

                            CONSTRUCTION DRAWINGS
                            ----------------------

     3.1  Selection of Space Planner/Architect/Construction Drawings.  Landlord
          ----------------------------------------------------------
shall retain an architect/space planner (the "Architect") which will, at Tenant's option, be either (i) Landlord's designated architect/space planner, or
(ii) an architect/space planner approved by Landlord, which approval shall not be unreasonably withheld by Landlord, to prepare the "Final Space Plan", as that term is defined in Section 3.2 below. Tenant shall either select Landlord's designated architect/space planner or shall designate an alternative architect/space planner for Landlord's approval by written notice to Landlord within five (5) days after the date of this Lease. Tenant's failure to so notify Landlord in writing within said five (5) day period shall be deemed to constitute Tenant's selection of Landlord's designated architect/space planner. If Tenant designates an alternative Architect/Space Planner for Landlord's approval and if Landlord disapproves Tenant's selection, Tenant shall designate a new architect/space planner for Landlord's approval within three (3) days after Landlord's disapproval of Tenant's previous selection and this process shall continue until an Architect has been selected. Tenant's failure to so designate a new architect/space planner within any such three (3) day period shall be deemed to constitute Tenant's selection of Landlord's designated architect/space planner. The Architect shall prepare the "Construction Drawings" (as that term is defined in this Section 3.1 below). In addition, Landlord shall retain engineering consultants (the "Engineers") selected by Landlord to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base, Shell and Core work or Landlord Work. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." Landlord's review of the Final Space Plan, as set forth in this Section 3, shall be for

                               EXHIBIT E--Page 2
its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that Landlord shall retain the Architect and Engineers and that the Final Space Plan is reviewed by Landlord or its consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.2  Final Space Plan.  On or before the date set forth in Schedule 1,
          ----------------
attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises, shall receive preliminary plan check approval for the same from the Department of Building and Safety of the City of San Diego (collectively, the "Final Space Plan") and shall deliver the Final Space Plan and proof of receipt of preliminary plan check approval to Landlord for Landlord's approval. The Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. If Landlord shall disapprove of any portion of the Final Space Plan, Landlord shall specify in writing to Tenant and the Architect the reasons for Landlord's disapproval and the Architect and Tenant shall then revise the Final Space Plan and resubmit the Final Space Plan for Landlord's approval within three (3) business days after Landlord's disapproval thereof. This process shall continue until the Final Space Plan has been approved by Landlord.

     3.3  Non-Standard Improvement Package Items.  On or before the date set
          --------------------------------------
forth in Schedule 1, (i) Tenant shall submit to Landlord, for Landlord's approval, all necessary information, details, and specifications to allow Landlord to immediately prepare an appropriate "Partial Cost Proposal," as that term is defined below in Section 4.2 of this Tenant Work Letter, for all materials necessary to the construction of (A) the structural portions of any interior stairway, and the openings (and required structural support areas) necessary to accommodate the placement of such interior stairways in the Premises and (B) all other structural supports and reinforcements necessary to the construction of the Tenant Improvements (collectively, the "Structural Items"); and (ii) Tenant shall provide Landlord, for Landlord's approval, with complete specifications, details and information to allow Landlord to immediately prepare a Partial Cost Proposal for all materials, components, finishes, equipment, and improvements which are not part of the Standard Improvement Package.

     3.4  Final Working Drawings.  Promptly after Landlord's approval of the
          ----------------------
Final Space Plan, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work, to obtain all applicable permits, and to subsequently construct the work (collectively, the "Final Working Drawings"). Tenant shall approve or reasonably disapprove by written notice to Landlord (with a detailed description of Tenant's reasons for such disapproval) of any draft of the Final Working Drawings within three (3) business days after Tenant's receipt thereof. Tenant's failure to approve or reasonably disapprove any draft of the Final Working Drawings by written notice to Landlord within said three (3) business day period shall be deemed to constitute Tenant's approval thereof. If Tenant so notifies Landlord of its disapproval of any draft of the Final Working Drawings, Landlord shall cause the Architect and the Engineers to revise the Final Working Drawings and to resubmit the Final Working Drawings for Tenant's approval. This process shall continue until the Final Working Drawings have been approved or are deemed to have been approved by Tenant.

     3.5  Permits.
          -------

          3.5.1  Structural Permits.  Simultaneously with Tenant's submittal of
                 ------------------
the items described in Sections 3.3(i)(A) and 3.3(i)(B), above, Tenant shall use its best, good faith efforts and all due diligence to cooperate with Architect, the Engineers, Landlord and "Contractor," as that term is defined in Section 4.1, below, to do all acts necessary, including cooperation in the preparation of shop drawings, if necessary, to obtain permits (the "Structural Permits") for the immediate construction of the Structural Items.

          3.5.2  Other Permits.  After the approval of the Final Working
                 -------------
Drawings by Landlord (the "Approved Working Drawings"), Landlord shall cause the Architect to submit same to the City of San Diego for all applicable building permits (except the Structural Permits

                                EXHIBIT--Page 3
to the extent the same have already been received pursuant to the terms of
Section 3.5.1, above) necessary to allow Contractor to commence and fully complete the construction of the Tenant Improvements (the "Permits"). Tenant shall use its best, good faith efforts and all due diligence to cooperate with Architect, the Engineers, Landlord and Contractor to obtain the Permits as soon as reasonably possible.

          3.5.3  Other Terms.  No changes, modifications or alterations in the
                 -----------
Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would directly or indirectly delay the Substantial Completion of the Premises.

     3.6  Time Deadlines.  Tenant shall use its best, good faith efforts and all
          --------------
due diligence to cooperate with Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process, and with Contractor for approval of the Cost Proposal, as soon as possible after the execution of the Lease. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the "Time Deadlines"), attached hereto. Tenant agrees to comply with the Time Deadlines.


                                   SECTION 4
                                   ---------

                    CONSTRUCTION OF THE TENANT IMPROVEMENTS
                    ---------------------------------------

     4.1  Contractor.  A contractor retained by Landlord (the "Contractor"),
          ----------
shall construct the Tenant Improvements.

     4.2  Cost Proposal.  After the Approved Working Drawings are signed by
          -------------
Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred in connection with the construction of the Tenant Improvements (the "Cost Proposal"). Landlord and Tenant shall work together in good faith in an attempt to agree upon a mutually acceptable Cost Proposal as soon as reasonably possible and in any event within the Time Deadlines set forth in Schedule 1. Notwithstanding the foregoing, portions of the cost of the Tenant Improvements may be delivered to Tenant as such portions of the Tenant Improvements are priced by Contractor (on an individual item-by-item or trade-by-trade basis), even before the Approved Working Drawings are completed (the "Partial Cost Proposal") for purposes of facilitating the early purchase of items and construction of the same. Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, or, as to a Partial Cost Proposal within two (2) business days of receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal or Partial Cost Proposal, as the case may be, and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal or the last Partial Cost Proposal to Landlord, as the case may be, shall be known hereafter as the "Cost Proposal Delivery Date". The total of all Partial Cost Proposals, if any, shall be known as the Cost Proposal.

     4.3  Construction of Tenant Improvements by Landlord's Contractor under the
          ----------------------------------------------------------------------
Supervision of Landlord.
-----------------------

          4.3.1  Over-Allowance Amount.  On the Cost Proposal Delivery Date,
                 ---------------------
Tenant shall deliver to Landlord an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or

                               EXHIBIT E--Page 4
substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

          4.3.2  Landlord's Retainment of Contractor.  Landlord shall
                 -----------------------------------
independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Tenant shall pay (as part of the Tenant Improvement Allowance) a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to five percent (5%) of all Tenant Improvement Allowance Items.

          4.3.3  Contractor's Warranties and Guaranties.  Landlord hereby
                 --------------------------------------
assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. Such warranties and guaranties of Contractor shall guarantee that the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and Contractor shall be responsible for the replacement or repair, without additional charge, of the Tenant Improvements that shall become defective within one (1) year after Substantial Completion of the Premises. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant Improvements.

          4.3.4  Tenant's Covenants.  Tenant hereby indemnifies Landlord for any
                 ------------------
loss, claims, damages or delays arising from the actions of the Architect and the Engineers on the Premises or in the Building. Tenant, immediately after the Substantial Completion of the Premises, shall have prepared and delivered to the Building management office a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.


                                   SECTION 5
                                   ---------

                    COMPLETION OF THE TENANT IMPROVEMENTS;
                    --------------------------------------
                            LEASE COMMENCEMENT DATE
                            -----------------------

     Except as provided in this Section 5, the Lease Commencement Date shall occur as set forth in Article 2 of this Lease. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 2 of this Lease, as a direct, indirect, partial, or total result of any of the following (collectively, "Tenant Delays"):

     5.1  Tenant's failure to comply with the Time Deadlines;

     5.2 Tenant's failure to timely approve any matter requiring Tenant's approval;

     5.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

     5.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

     5.5 Tenant's request for changes in the Final Working Drawings or the Approved Working Drawings;

     5.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvements Package;

     5.7 Changes to the Base, Shell and Core work or Landlord Work required by the Approved Working Drawings; or

     5.8  Any other acts or omissions of Tenant, or its agents, or employees.

                               EXHIBIT E--Page 5

     Then, notwithstanding anything to the contrary set forth in this Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.


                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1  Tenant's Entry Into the Premises Prior to Substantial Completion.
          ----------------------------------------------------------------
Provided that Tenant and its agents do not interfere with Contractor's work in the Project and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises (but if such access is to be prior to the issuance of the Temporary Certificate of Occupancy for the Building, then such access shall be only as allowed by the City of San Diego) for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Project or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 6.1

     6.2  Freight Elevators.  Landlord shall, consistent with its obligations to
          -----------------
other tenants of the Building, and subject to the needs of Landlord with respect to the construction of the Base, Shell and Core of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

     6.3  Tenant's Representative.  Tenant has designated ______________________
          -----------------------
_______________ (or if no person is specified then the Tenant's representative for receipt of notices set forth in the Summary of Basic Lease Information) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.4  Landlord's Representative.  Landlord has designated Meissner Jacquet
          -------------------------
Investment Services as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     6.5  Time of the Essence in this Tenant Work Letter.  Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instance where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

     6.6  Tenant's Lease Default.  Notwithstanding any provision to the contrary
          ----------------------
contained in this Lease, if an event of default as described in Section 19.1 of this Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5.3 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

                               EXHIBIT E--Page 6

                                  SCHEDULE 1
                                  ----------

                                TIME DEADLINES
                                --------------

               Dates                           Actions to be Performed
               -----                           -----------------------

A.   _________________, 200_ (if no     Final Space Plan to be completed by
     date is specified, then as         Tenant and delivered to Landlord.
     soon as reasonably possible)

B.   _________________, 200_ (if no     Information concerning punch-out
     date is specified, then as         openings, structural supports, and
     soon as reasonably possible)       Non-Standard Improvement Package items
                                        to be delivered by Tenant to Landlord.

C.   Five (5) business days after       Tenant to approve all or a portion of
     the receipt by Tenant of all       Cost Proposal and deliver all or a
     or a portion of the Cost           portion of Cost Proposal to Landlord or
     Proposal or Final Working          approve Final Working Drawings, as the
     Drawings, as the case may be.      case may be.

                              SCHEDULE 1--Page 1